UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 1, 2011

IFLI ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Gateway Boulevard, Suite 220, Boynton Beach, FL	33426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 647-2367

200 SW 1 Avenue, Suite 1250, Fort Lauderdale, FL 33301
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; and the ability to acquire the capital necessary to continue our operations and take advantage of opportunities.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Current Report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

The information which appears on our website at www.simplepons.com is not part of this Current Report.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.

On November 1, 2011, IFLI Acquisition Corp. (“we” or the “Company”) closed the reverse merger and related transactions contemplated by the Agreement of Merger and Plan of Reorganization dated October 20, 2011 (the “Merger Agreement”) with SimplePons, Inc., a privately-held Delaware corporation (“SimplePons”), and IFLI Acquisition Subsidiary Corp., our newly-formed, wholly-owned Delaware subsidiary (the “Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), the Acquisition Sub merged with and into SimplePons, and SimplePons, as the surviving corporation, became a wholly-owned subsidiary of the Company. In the Merger, in exchange for all of the issued and outstanding capital stock of SimplePons we issued the holders of those shares 37,445,000 shares of the Company’s common stock, which, after giving effect to the stock repurchase described below, represented approximately 97.4% of our outstanding common stock, giving no effect to the shares of our common stock underlying the Exchange Warrants.

At closing, we also issued the SimplePons’ stockholders who were also warrant holders common stock purchase warrants to purchase 10,050,000 shares of the Company’s common stock at an exercise price of $0.50 per share (the “Exchange Warrants”) in exchange for identical three year warrants to purchase SimplePons’ common stock which were held by the warrant holders immediately prior to closing. The expiration date of each Exchange Warrant is identical to the SimplePons’ warrant for which it was exchanged. The exercise price of the Exchange Warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions. Upon 30 days notice we will have the right to call the Exchange Warrants at a call price of $0.01 per warrant if our stock is currently quoted for trading in the over the counter market, the closing price of our common stock is $1.00 or more for five consecutive trading days and there is an effective registration statement covering the resale of the shares of common stock underlying the Exchange Warrants. This means that holders of the Exchange Warrants will have 30 days from the date the warrants are called to exercise the Exchange Warrants. Any Exchange which has been called but remains unexercised by the call date will automatically terminate and no longer entitle the holder to exercise such warrant or to receive any consideration therefore, other than the call price. The form of Exchange Warrant is filed as Exhibit 4.6 to this Current Report.

All of the SimplePons’ stockholders and warrant holders were accredited investors. These issuances were made in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Section 4(2) of that act. The transaction was accounted for as a reverse merger and recapitalization of SimplePons whereby SimplePons is considered the acquirer for accounting purposes.

Upon the closing of the Merger, our sole officer and director resigned and simultaneously with the Merger a new board of directors and new officers were appointed. Following the Merger, our new board of directors consists of Brian S. John and Richard A. Miller. Upon the closing of the Merger, Mr. John was also appointed as our Chairman, Chief Executive Officer and President Mr. Miller was appointed our Vice President - Chief Operating Officer and Secretary.

On November 1, 2011 SimplePons also entered into a Stock Repurchase Agreement (the “Stock Repurchase Agreement”) with Insurance Marketing Solutions, LLC, our then principal stockholder and an affiliate of our then sole officer and director, pursuant to which SimplePons purchase 1,012,353 shares of our common stock from Insurance Marketing Solutions, LLC for $335,000. Following such purchase, these shares were cancelled and returned to the status of authorized but unissued shares of our common stock. The Stock Repurchase Agreement is filed as Exhibit 10.4 to this Current Report.

As a result of the Merger, we are no longer considered a “shell company” and our business and operations are now those of SimplePons. Following is the information that would be included in a Form 10 registration statement.

FORM 10 DISCLOSURE

BUSINESS

SimplePons™ is a subscription-based e-commerce smartphone application (app), and savings deal book that connects local merchants with consumers by offering those consumers goods and services at substantially discounted prices, as well as buy one get one free offers (“BOGO”). Using SimplePons’, customers will be able to gain access to coupons offering savings which can be used throughout the calendar year at participating merchants and businesses in specific geographic regions which we refer to geo territories. A typical “SimplePon” deal might offer a coupon for $40 worth of food in a restaurant for just $20 when redeemed. Our business model leverages a traditional printed coupon book with a smartphone app that provides mobile access to all the discount coupons in our savings deal book. With SimplePons’ geo-location feature, our smartphone app subscribers will be able to quickly search for locally available savings deal locations from a one mile radius to up to a 25 mile radius of their location. Our discount coupons can be redeemed either by using the physical coupon or electronically using the smartphone app.

We believe that we will offer our customers a unique value proposition in that the typical SimplePons’ purchaser can recoup the cost of the app or savings deal book typically after the use of one or two coupons, and can continue to enjoy the additional savings opportunities offered by our smartphone app or savings deal book throughout the year.

Our savings deal book, which retails for $20, will be available in two formats, including a traditional print format and an electronic deal format which will be available for use on Apple iPhone once the complimentary Simplepons’ smartphone app has been downloaded from the iTunes App Store. We will distribute both our electronic deals and saving deal book through multiple channels. We are focusing our sales and marketing on distributing our smartphone app and electronic deals and savings deal books through direct sales made by schools, youth groups, sports teams and religious organizations in connection with fundraising activities by those groups. Initially, purchasers of the savings deal book will receive a free activation code to activate and download our electronic deals to their smartphone from our website. Subscribers will also be able to purchase our electronic deals for use with our smartphone app, which contains the electronic discount coupons, from our website. Our smartphone app has been submitted to Apple and we expect approval for the inclusion of our smartphone app in the iTunes App Store in November 2011

SimplePons was formed in February 2011 and through September 30, 2011 it was a development stage company. During the third quarter of 2011 SimplePons launched the beta version of our website at www.simplepons.com, and we recently completed our smartphone app which was designed initially for the iPhone. During the fourth quarter of 2011 we expect to begin generating revenue and exit development stage.

Our Strategy

Our objective is to become a part of everyday local commerce for consumers and merchants. Key elements of our strategy include the following:

        ●   Traditional fundraising. We believe that we offer these organizations and groups an opportunity to increase their fundraising activities by offering a desirable product which includes the potential for savings on everyday purchases from local merchants through a pool of BOGO and 50% off offers which may not be readily available elsewhere. Fundraising organizations will receive 50% of the revenue received from the sale of the smartphone app and savings deal books sold by their organization. We are developing a program which provides an easy way for the organization to conduct their entire fundraising program electronically via email, thus eliminating the need for door to door selling, physical coupon books, or counting orders.

        ●   Grow our subscriber base. Our overall goal is to acquire new subscribers, and retain existing subscribers by, delivering value, convenience and savings. Subject to the availability of sufficient additional capital, we plan to make investments to acquire subscribers through various online marketing initiatives such as search term marketing, viral marketing, email, and social media sites such as Facebook and Twitter. Additionally, we believe our value proposition will further promote our subscriptions by word-of-mouth.

        ●   Grow the number of merchants we feature. To drive merchant growth, and subject to the availability of sufficient capital, we expect to make investments in our sales force, building merchant relationships and local expertise.

        ●   Increase the number and variety of our products we offer. We expect to launch a variety of new products in the next 12 months designed to increase the revenue we are able to obtain per subscriber, such as customized coupon books .Additionally, we intend to offer super deals which are a ‘daily deal’ style component with exceptional limited time offers.

        ●   Increase the number of markets we enter. Our initial geographic focus is Florida and we are currently within nine geo territories. Based upon our internal research, we believe that there are potentially up to 175 additional geo territories for our smartphone app in the United States that have a demographic which is favorable to our business model. Subject to the availability of sufficient capital we will seek to rapidly expand our geo territories over the next 12 months.

        ●   Expand with business development partnerships and affiliates. We will seek to sign partnership agreements with various companies and affiliates pursuant to which these partners display, promote and distribute our subscription based smartphone app to their users in exchange for a share of the revenue generated from sales of our smartphone app and savings deal book.

SimplePons - our smartphone app and savings deal book

The electronic deals which are used with the smartphone app and savings deal book includes coupons for use at fine and casual dining establishments, fast food restaurants as well as recreational activities and entertainment venues contained within a specific geo territory. We also have the ability to sell each subscriber multiple electronic deals or savings deal books covering additional geo territories. For example, when a SimplePons’ subscriber enters a new geo territory where our electronic deals are available, the subscriber is notified on their smartphone through a push notification that SimplePons electronic deals are available for purchase in that area.

SimplePons’ geographical concentration is within the State of Florida. Our current geo territories in Florida include Palm Beach County, Broward County, Naples/Ft Myers area, Tampa/Clearwater/St Petersburg area, Orlando, Miami, Treasure Coast and Daytona Beach, as well as northwest Indiana. We expect to expand our base of participating merchants within additional geo territories in Florida to include the Gainesville, Tallahassee, Sarasota, Bradenton, Jacksonville, Pensacola, Panama City/Destin areas, as well as geo territories outside Florida to include the midwest U.S. within South Bend, Indiana, Chicago (two editions) and southern Michigan within the next 12 months. Our goal is to have in excess of 100 merchants, with 300 deals, in each geo territory, with a mix of fine dining, casual dining restaurants, fast food restaurants as well as recreational activities and entertainment venues, in an effort to provide value to our customers who purchase our app or savings deal book.

Visitors and subscribers will be able to browse and buy the SimplePons’ electronic deals for their smartphone app or SimplePons savings deal books from our website at www.simplepons.com. In addition to our smartphone app for Apple, we expect to develop additional mobile applications for use on Android and Blackberry smartphones which are anticipated to be completed and available during the first quarter of 2012.

Our merchants

We target national and local merchants for each geo territory. Merchants are obtained through a combination of direct-in person sales and telemarketing. All merchants enter into a merchant agreement which outlines all coupons or discounts they offer for a specific period of time which is generally one year. The merchant agreement defines the terms and limitations required to receive discounts or redeem any offers for that particular merchant.

To date, we have entered into agreements with approximately 640 merchants, including local businesses and regional and national chains including Carvel, Omaha Steaks, and Honey Baked Hams. Generally, to date the merchants in our savings deal books are approximately 91% local merchants and approximately 9% regional and national merchants. We believe our business model offers our participating merchants a value opportunity to access a new stream of customers in that there is no fee to the merchant to be included in our smart phone app or savings deal book.

As we grow, we will seek to develop a strong mix of national merchants that we believe will permit us to rapidly expand our company. As we believe that the inclusion of national merchants in our smartphone apps or savings deal books for new geo territories will provide a base to rapidly expand into a new geo territory, we will focus our efforts on developing relationships with national merchants.

Sales and marketing channels

We are initially targeting fundraising channels to sell our electronic deals for use with our smartphone app and savings deal book. These fundraising channels include sales of our savings deal books and electronic deals by schools, sports groups, little leagues, local religious and civic groups seeking to raise money for their organizations. In an effort to increase market penetration on both a local and national level and to support the fundraising channels, we will use Internet marketing channels such as search term marketing, viral marketing, email, and social media sites such as Facebook and Twitter. Additional forms of advertising include affiliate programs, as well as other forms of promotion on both a local grass roots and national level.

Competition

We will face significant competition in all aspects of our business, and we expect the competition to increase, particularly in the market for mobile coupons. Our target industry is evolving rapidly and is becoming increasingly competitive. Larger and more established companies may focus on our target market and could directly compete with us in the future. Smaller companies, including application developers, could also launch new products and services that would compete with us and that could gain market acceptance quickly. We also expect our existing competitors in the markets to continue to focus on these areas.

The eCommerce discount coupon industry is dominated by a few major companies including Groupon, Living Social, Enjoy the City and Entertainment publications. Groupon’s success has spawned competitor sites such as Townhog, and Homerun. Based upon our internal research, we believe that in North America there have been 200 similar sites that have begun operations and worldwide there are over 500 similar sites. Other notable firms operating in the market include BuyWithMe, Jasmere.com, Fab.com, Weforia (Powered by Yellowbook), Groop Swoop, Groupalia, TeamGrab.com, Baredeal.com, Agenzy.com, DailyQ.com and eWinWin. Some sites, such as Dealradar, Dealery, Yipit, and SocialDealMap aggregate deals from many other websites.

Substantially all of our competitors have longer operating histories, significantly greater financial, marketing and other resources and larger subscriber bases than we do. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to generate revenue more effectively than we will. Our competitors may offer deals that are similar to the deals we offer or that achieve greater market acceptance than the deals we offer. This could attract subscribers away from our company, reduce our potential market share and adversely impact our revenues in future periods. In addition, we are dependent on some of our existing or potential competitors, including Google and Microsoft, for banner advertisements and other marketing initiatives to acquire new subscribers. Our ability to utilize their platforms to acquire new subscribers may be adversely affected if they choose to compete more directly with us. Given our status as a development stage company, our lack of operations and limited financial resources there are no assurances we will ever be able to effectively compete in our segment.

Technology

We employ technology to improve the experience we offer to subscribers and merchants, and enhance the efficiency of our business operations. A component of our strategy is to continue developing and refining our technology. We currently use a common technology platform that includes business operations tools to track internal workflow, applications and infrastructure to serve content at scale, dashboards and reporting tools to display operating metrics for historical and ongoing deals and a purchasing system for consumers.

Our website is hosted at U.S. data centers through RackSpace, a specialist in the hosting and cloud computing industry. Our data centers host our public-facing website and applications, as well as our back-end systems. We have designed our website to be available, secure and cost-effective using a variety of proprietary software and freely available and commercially supported tools. We believe we can scale to accommodate increasing numbers of subscribers by adding relatively inexpensive industry-standard hardware or using a third-party provider of computing resources.

Intellectual Property

We plan to rely on a combination of trademark, copyright law, trade secret protection, confidentiality agreements, and other contractual arrangements with our employees, suppliers, and others. We have applied for a federal registration of our SIMPLEPONS trademark. These steps may not be adequate to protect our proprietary information. Given the relatively low barriers to entry in our marketplace, if we are unable to adequately protect our proprietary information from our competitors our ability to effectively compete may be damaged. In addition, we may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Failure to adequately protect our intellectual property could harm our brand and adversely affect our ability to compete effectively. Further, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could adversely affect our business, results of operations, and financial condition in future periods.

We have also obtained the right to the Internet address www.simplepons.com. As with phone numbers, we do not have and cannot acquire any property rights in an Internet address. We do not expect to lose the ability to use the Internet address; however, there can be no assurance in this regard and the loss of this address could adversely impact our ability to market our business.

Government Regulation

We are subject to a number of laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims. These regulations and laws may involve taxation, tariffs, subscriber privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites or may even attempt to completely block access to our websites. Accordingly, adverse legal or regulatory developments could substantially harm our business.

Many states have passed laws requiring notification to subscribers when there is a security breach of personal data. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection. Furthermore, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Employees

In addition to our executive officers Brian S. John, Richard A. Miller and Martin Scott, at November 2, 2011 we employ eight full time sales representatives, an administrative assistant and a graphic designer. Four of our sales representatives are based in Palm Beach County, Florida and they service Palm Beach, Broward and Miami Dade counties as well as Naples and the surrounding area. Two of our sales representatives are based in Orlando, Florida and are in charge of Orlando and the surrounding areas. We also have one sale representative based in Tampa, Florida and tasked with handling Tampa and St. Petersburg and one sales representative is based in North West Indiana and has the ability to service Northern Indiana, Southern Michigan and the Chicago area. As we continue to expand to new geographic territories we anticipate increasing our use of telemarketing as we believe this will allow us to better utilize our resources and accelerate our growth plan.

Consultants

In an effort to contain our initial operating expenses while gaining access to the specialized services we need to rapidly grow our company, we expect to rely heavily on outside consultants to provide us with a wide range of expertise. Our current consulting arrangements include:

        ●    In May 2011 SimplePons hired Grip’d LLC, a software development firm, to provide a comprehensive menu of services to us, including the development of our smartphone app and our website. We chose to outsource these tasks as opposed to hiring a full time software developer to maintain low overhead while availing our company of the services of a successful developer with experience in creating the latest in technology-based applications.

        ●   In May 2011 SimplePons entered into a one year agreement with Brainard Ventures LLC to provide us with management consulting, business advisory, strategic planning and investor relations services. As compensation, we paid this firm $100,000 and issued it 2,000,000 shares of SimplePons’ common stock valued at $200,000.

        ●   In August 2011 SimplePons entered into a two year consulting agreement with Mr. Emilio DiSanluciano to provide a variety of services to us, including industry analysis, identifying and introducing potential strategic partners to our company, evaluations of competitors and development of strategies to increase our competitiveness and advice on effective management of relationships with investment banking firms. As compensation for these services, SimplePons issued Mr. DiSanluciano 2,000,000 shares of our common stock valued at $200,000. Mr. DiSanluciano, an investor in SimplePons, is a principal of Felix Investments, LLC, a boutique venture capital broker dealer.

        ●   In August 2011 SimplePons also entered into a two year consulting agreement with Mr. Herb Tabin to provide advice to us regarding the continuing strategic analysis of our business objectives and balancing these objectives with the expectations of the financial markets, the preparation and implementation of a strategic plan for our company, with a view towards enabling us to achieve our financial goals, the development and implementation of a “going public” transaction which results with our company becoming quoted on the OTCBB and in-depth consultations with our senior management to determine the amount and structure of the capital sought by us. As compensation for these services, SimplePons issued Mr. Tabin 1,000,000 shares of our common stock valued at $100,000. Mr. Tabin, an early stage investor in SimplePons, has over 20 years experience as an early stage investor, advisor or principal in numerous companies that have developed from early stage private start-ups to public entities.

Our History

From our incorporation in 1985 through 1999, we operated under the name Procept, Inc., as a biotechnology company engaged in the development and commercialization of novel drugs with a product portfolio focused on infectious diseases and oncology. During fiscal 2000, we closed our research facilities and out-licensed products which had been under development by us for several years.

In January 2000, we acquired Heaven’s Door Corporation, a company that provided products and services over the Internet. Effective with the acquisition of Heaven’s Door, our name was changed from Procept, Inc. to HeavenlyDoor.com, Inc. At the same time, Procept, Inc. became the new name of our subsidiary, Pacific Pharmaceuticals, Inc., a company engaged in the development of cancer therapies, which we acquired in March 1999. After a sustained period of deterioration in the Internet and technology sectors and related capital markets, we decided, in the fourth quarter of 2000, to discontinue the pursuit of our Internet strategy. Shortly thereafter, we entered into an agreement to sell all of our Web-based assets and Internet operations and ceased our Internet activities. In connection with this agreement, we changed our name, on December 31, 2000, from HeavenlyDoor.com, Inc. to Paligent Inc.

From 2001 until the transaction with IFLC, we were a shell company as that term is defined in the Securities Act.

On November 29, 2006, we acquired IFLC, then known as International Fight League, Inc., a privately held Delaware corporation, pursuant to an agreement and plan of merger, dated as of August 25, 2006, by and among us, our wholly owned subsidiary, and IFLC. Immediately following the merger, we changed our name to International Fight League, Inc. and continued to operate the business of organizing and promoting a mixed martial arts sports league under the name “International Fight League.” We discontinued our operations during the quarter ended September 30, 2008, and on September 15, 2008, our wholly-owned subsidiary, IFLC, through which we conducted our operations and which held substantially all of our assets, voluntarily filed a petition for reorganization relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. IFLC’s bankruptcy case is docketed as In re IFL Corp., Case No. 08-13589 (MG).

On November 17, 2008, IFLC sold substantially all of its assets to HD Net for $650,000 in cash plus the assumption of certain of IFLC’s obligations, pursuant to a sale under Section 363 of the Bankruptcy Code which was approved by the Court on October 28, 2008. In connection with the sale of substantially all of our assets to HD Net, the assets sold included the name “International Fight League,” our corporate name. After confirmation of the plan filed with the bankruptcy court and the sale to HD Net, we had no ongoing business operations. Upon the closing of this transaction, we became a “shell company” as that term is defined under federal securities laws.

On January 11, 2010, IMS purchased 730,941 shares of our Series A Convertible Preferred Stock pursuant to the terms of a Series A Preferred Stock Purchase Agreement. The Series A Preferred Stock was convertible into an aggregate of 1,827,353, shares of our common stock. This transaction resulted in a change of control of our company. All shares of our Series A Preferred Stock have subsequently been converted into common stock.

In November 2011 we acquired SimplePons in the transaction described earlier in this section which resulted in a change of control of our company. SimplePons’ was incorporated under the laws of the state of Delaware in February 2011.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this Current Report before you decide to purchase our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

Risks Related to our Business

We are a development stage company with a no operating history on which to evaluate our business or base an investment decision.

Following the Merger, our business is now the business and operations of SimplePons. SimplePons was recently formed and has not yet begun generating revenues. Our business prospects are difficult to predict because of the early stage of development, our unproven business strategy and our unproven product. We have yet to generate any revenue. As a development stage company, we face numerous risks and uncertainties in implementing our business plan. In particular, we have not proven that we can:

●	develop our product offering in a manner that enables us to be profitable and meet our customers’ requirements;

●	develop and maintain relationships with key customers and strategic partners that will be necessary to optimize the market value of our products and services;

●	raise sufficient capital in the public and/or private markets; or

●	respond effectively to competitive pressures.

If we are unable to accomplish these goals, our business is unlikely to succeed and you should consider our prospects in light of these risks, challenges and uncertainties.

Our auditors have raised substantial doubts as to our ability to continue as a going concern.

Our financial statements have been prepared assuming we will continue as a going concern. Since inception we have experienced recurring losses from operations, which losses have caused an accumulated deficit of approximately $400,000 at September 30, 2011. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We anticipate that we will continue to incur losses in future periods until we are successful in significantly increasing our revenues. There are no assurances that we will be able to raise our revenues to a level which supports profitable operations and provides sufficient funds to pay our obligations. If we are unable to meet those obligations, we could be forced to cease operations in which event investors would lose their entire investment in our company.

We have incurred net losses since inception and we expect our operating expenses to increase significantly in the foreseeable future.

We incurred net losses of approximately $400,000 from inception (February 7, 2011) through September 30, 2011 had an accumulated deficit of approximately $400,000 as of September 30, 2011. We anticipate that our operating expenses will increase substantially in the foreseeable future as we continue to expand our marketing channels, expand our operations, hire additional employees and develop our technology platform. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. Many of our efforts to generate revenue from our business are new and unproven, and any failure to increase our revenue could prevent us from attaining or increasing profitability. We cannot be certain that we will be able to attain or increase profitability on a quarterly or annual basis. If we are unable to effectively manage these risks and difficulties as we encounter them, our business, financial condition and results of operations may suffer.

We will need additional financing which we may not be able to obtain on acceptable terms. If we cannot raise additional capital as needed, our ability to grow our company could be in jeopardy.

Capital is needed for the effective expansion of our business. Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses. In order to fully implement our growth strategy, we will need to raise additional capital. We do not have any firm commitments to provide any additional capital and we anticipate that we will have certain difficulties raising capital given the limited operating history of our company. Accordingly, we cannot assure you that additional working capital will be available to us upon terms acceptable to us. If we are subsequently unable to raise additional funds as needed, our ability to grow our company is in jeopardy.

If we fail to retain existing merchants or add new merchants, our revenue and business will be harmed.

The success of our business will depend on our ability to attract and retain merchants that are prepared to offer products or services on compelling terms through our marketplace. We do not have long-term arrangements to guarantee the availability of deals that offer attractive quality, value and variety to consumers or favorable payment terms to us. We must continue to attract and retain merchants in order to increase revenue and achieve profitability. If we are unable to attract new merchants in numbers sufficient to grow our business, or if too many merchants are unwilling to offer products or services with compelling terms through our marketplace or offer favorable payment terms to us, we may sell fewer SimplePons and our operating results will be adversely affected.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

We expect competition in e-commerce generally, and group buying in particular, to continue to increase because there are no significant barriers to entry. We compete against a number of large companies including Groupon and Living Social, and expect to compete against other large Internet and technology-based businesses, such as Google and Microsoft, each of which has launched initiatives which are competitive to our business. We also expect to compete against other Internet sites that are focused on specific communities or interests and offer coupons or discount arrangements related to such communities or interests. We also compete with traditional offline coupon and discount services, as well as newspapers, magazines and other traditional media companies who provide coupons and discounts on products and services. There are no assurances we will ever effectively compete in our market.

Risk Related to Our Common Stock

Provisions of our certificate of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our stockholders.

Provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Delaware General Corporation Law also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested stockholders.

Further, our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

The tradability of our common stock is limited under the penny stock regulations which may cause the holders of our common stock difficulty should they wish to sell the shares.

Because the quoted price of our common stock is less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market should the investor wish to liquidate the investment. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations for the period from inception (February 7, 2011) through September 30, 2011 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this Current Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors appearing earlier in this Current Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Prior to the Merger, we were a “shell company” as that term is defined in federal securities laws. The Merger was accounted for as a reverse merger and recapitalization of SimplePons whereby SimplePons is considered the acquirer for accounting purposes. As such, our business and operations are now those of SimplePons.

SimplePons, formed in February 2011, is a subscription-based local e-commerce savings application (app), designed to connect merchants to consumers by offering buy one get one free (BOGO) or goods and services at a 50% discount or greater. Unlike daily deal websites which solicit their members daily via email to purchase coupons one at a time, SimplePons will sell its customers a savings deal book or electronic deals for use with the Simplepons smartphone app which will contains a bundle of over 300 deals. We expect to sell our local SimplePons savings deal printed book, which will initially be available with a complimentary copy of electronic deals for use on the smartphone app, for $20. SimplePons’ geographical concentration is presently in Florida where our business is based, but we expect to expand to other regions of the U.S. during 2012. To date, we have entered into agreements with approximately 640 merchants, including local businesses and regional and national chains. We launched the beta version of our website at www.simplepons.com in September 2011. Our free smartphone app has been developed and submitted to Apple for inclusion in the iTunes App Store and we expect approval for our app in November 2011. We expect to exit development stage and begin reporting revenues in the fourth quarter of 2011.

We will generate revenue from the sale of our savings deal book which will be available in both a printed format and an electronic format accessible through our smartphone app. Our customers will initially be obtained through a series of different marketing activities including fundraisers at schools, sports groups, little leagues and other local religious and civic groups that are seeking to raise money for their organizations. We plan to permit them to sell both printed and electronic deals for our smartphone app, earning a percentage of total sales. In addition, we anticipate being able to allow these groups to utilize their contacts via email and social media such as Facebook and Twitter to dramatically increase SimplePons market penetration on both a local and national level. We also intend to utilize affiliate programs, as well as other forms of advertising on both the local grass roots and national level.

In October 2011 SimplePons completed its initial round of capital raising resulting in gross proceeds to it of $1,000,500. Although we do not have any commitments for capital expenditures, we will need to raise additional capital to provide funding for marketing, technology development, additional sales and customer service personnel, and our operating infrastructure. Given the small size of our company, the early stage of our operations, we may find it difficult to raise sufficient capital to meet our needs. If we are unable to access capital as needed, our ability to grow our company is in jeopardy and absent a significant increase in our revenues we may be unable to continue as a going concern.

Going Concern

We have incurred net losses of approximately $400,000 since inception through September 30, 2011. The report of our independent registered public accounting firm on our financial statements for the period of inception (February 7, 2011) through September 30, 2011 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our net loss and cash used in operations. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances we will be successful in our efforts to exit development stage, generate revenues or report profitable operations or to continue as a going concern, in which event investors would lose their entire investment in our company.

Results of Operations

At September 30, 2011, we had not exited development stage and begun generating revenues. Our operating expenses for the period from inception (February 7, 2011) through September 30, 2011 consist primarily of salary expense, consulting fees, legal and professional fees and selling, general and administrative expenses. We expect our expenses in each of these areas to continue to increase during the balance of 2011 and beyond as we expand our operations, exit development stage and begin generating revenues. However, we are unable at this time to estimate the amount of the expected increases.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash. At September 30, 2011 we had working capital $890,990. Our current assets at September 30, 2011, included cash, prepaid and other current assets and an escrow deposit. Prepaid and other current assets primarily represent prepaid consulting fees which are being amortized over the term of the consulting agreements. The escrow deposit represented a portion of the purchase price for the shares of our common stock acquired by SimplePons pursuant to the Stock Repurchase Agreement described earlier in this section; this amount has subsequently been released from the escrow to the seller. Our current liabilities at September 30, 2011 included accrued expenses representing accrued commissions, payroll and payroll taxes, together accrued salary - officers which represents accrued but unpaid compensation due our executive offices together with related payroll taxes. Through September 30, 2011, our executive officers have deferred all compensation due them in order to conserve our cash resources.

Net cash used in operating activities for the period of inception (February 7, 2011) through September 30, 2011 primarily consisted of our net loss adjusted for certain non-cash items such as depreciation and stock based compensation as well as changes in working capital. Net cash used in investing activities for the period of inception (February 7, 2011) through September 30, 2011 primarily consisted of the costs associated with registering a trademark, and other costs for the startup of the SimplePons business. Net cash provided by financing activities for the period of inception (February 7, 2011) through September 30, 2011 represented proceeds to SimplePons from the sale of its securities in a private placement.

Recent Accounting Pronouncements

The recent accounting standards that have been issued or proposed by the Financial Accounting Standards Board (FASB) or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Off Balance Sheet Arrangements

As of the date of this Current Report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

SimplePons’ Private Placement

Prior to the Merger, between March 2011 and October 2011 SimplePons sold 10,005,000 units of its securities in a private placement to approximately 47 accredited investors resulting in gross proceeds to it of $1,000,500. The offering was exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) and Regulation D of that act. SimplePons’ did not pay any commissions or finder’s fees in connection with the sale of these securities. Each unit consisted of one share of SimplePons ‘common stock and one Series A Warrant. Each Series A Warrant entitled the holder to purchase one share of SimplePons’ common stock at an exercise price of $0.50 per share. These shares of common stock were exchanged for shares of our common stock in the Merger and the SimplePons warrants were exchanged for the Exchange Warrants, both as described more fully earlier in this section. The proceeds are being used for working capital.

PROPERTIES

Our principal executive offices are currently located in executive office space which we rent on a month-to-month basis for approximately $200 per month. While remaining in Palm Beach County, Florida, we expect to move our offices to a more permanent facility which has sufficient space to accommodate our expected growth for the future. We are currently in final negotiations for approximately 3,200 square feet of office space. Should we be unable to reach terms with the lessor on these facilities, we do not anticipate any difficulty in leasing suitable facilities at a reasonable monthly rate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At November 2, 2011, we had 38,470,435 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of November 2, 2011 by:

●	each person known by us to be the beneficial owner of more than 5% of our common stock;
●	each of our directors;
●	each of our named executive officers; and
●	our named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 1500 Gateway Boulevard, Suite 220, Boynton Beach, FL 33487. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Brian S. John 1	10,000,000	26.0%
Richard A. Miller 2	10,000,000	26.0%
Martin Scott 3	500,000	1.3%
All officers and directors as a group (three persons)1,2,3	20,500,000	53.3%
Maarten Linthorst 4	5,000,000	11.5%
Falcon Partners BVBA 5	5,000,000	11.5%
Emilio DiSanluciano 6	3,000,000	7.2%
Brainard Ventures LLC 7	2,000,000	5.2%

1           Excludes options to purchase 500,000 shares of our common stock exercisable at $0.55 per share granted in November 2011 under our 2011 Equity Compensation Plan which vest quarterly in arrears in equal amounts over three years.

2           Excludes options to purchase 500,000 shares of our common stock exercisable at $0.55 per share granted in November 2011 under our 2011 Equity Compensation Plan which vest quarterly in arrears in equal amounts over three years.

3           Excludes options to purchase 250,000 shares of our common stock exercisable at $0.55 per share granted in November 2011 under our 2011 Equity Compensation Plan which vest quarterly in arrears in equal amounts over three years. The number of shares owned by Mr. Scott excludes securities owned by his wife over which he disclaims beneficial ownership.

4           The number of shares beneficially owned by Mr. Linthorst includes 2,500,000 shares of our common stock issuable upon the exercise of common stock purchase warrants. Mr. Linthorst’s address is Mutzmaleivstrasse 34, CH-8712 Staefa, Switzerland.

5           The number of shares beneficially owned by Falcon Partners BVBA includes 2,500,000 shares of our common stock which are presently outstanding and 2,500,000 shares of our common stock issuable upon the exercise of common stock purchase warrants. Falcon Partners BVBA’s address is Gan Welterslaan #13, 2100 Antwerp Belgium.

6           The number of shares beneficially owned by Mr. DiSanluciano includes 500,000 shares of our common stock which are presently outstanding and together with 500,000 shares of our common stock issuable upon the exercise of common stock purchase warrants held by Thorsdale, Inc. Mr. DiSanluciano has voting and dispositive control over securities held by Thorsdale, Inc. Mr. DiSanluciano ‘s address is 777 S. Flagler Drive, Suite 800, West Tower, West Palm Beach, FL 33487.

7           Brainard Ventures LLC’s address is 777 S. Flagler Drive, Suite 800, West Tower, West Palm Beach, FL 33487.

Securities Authorized for Issuance under Equity Compensation Plans

At December 31, 2010, the end of our most recent fiscal year, we did not have any equity compensation plans approved by our stockholders nor as any equity compensation plans not approved by our stockholders. As described in Item 8.01 - Other Events of this Current Report, on November 1, 2011 our board of directors adopted our 2011 Equity Compensation Plan. Please see Item 8.01 of this Current Report.

DIRECTORS AND EXECUTIVE OFFICERS

At the closing of the Merger with SimplePons Mr. C. Leo Smith, our then sole officer and director, resigned his positions with our company and Messrs. Brian S. John and Richard A. Miller were appointed to our board of directors to serve until our next annual meeting of stockholders or until their earlier resignation, removal or death. In addition, Messrs. John and Miller were appointed our executive officers, each to serve at the pleasure of the board of directors. Biographical information regarding Messrs. John and Miller is as follows:

Name	Age	Positions

Brian S. John	43	President and Chief Executive Officer and Director
Richard A. Miller	44	Vice President – Chief Operating Officer, Secretary and Director
Martin Scott	43	Chief Financial Officer

Brian S. John has been a member of the board of directors and Chairman, President and Chief Executive Officer of our company since November 2011. Mr. John, a founder of SimplePons, has been an officer and director of that company since its inception in February 2011. Mr. John was President and CEO of Teeka Tan Products, Inc. (OTCBB: TKAT) from April 2002 until May 2008 at which time the company was sold. He is also president of Mirador Consulting, Inc., a corporate consulting firm in Boca Raton, Florida, which he founded in 2001. Earlier in his career, from May 1991 until April 1996, Mr. John served as northeast area sales director for Dine-A-Mate, Inc., an entertainment and dining guide that was later acquired by CUC International.

Richard A. Miller has been a member of our board of directors and Vice President - Chief Operating Officer and Secretary of our company since November 2011. Mr. Miller, a founder of SimplePons, has been an officer and director of that company since its inception in February 2011. Mr. Miller was Vice President, Chief Operating Officer and a director of Teeka Tan Products, Inc (OTCBB: TKAT) from April 2002 until May 2008 at which time the company was sold. Mr. Miller also serves as corporate secretary of Mirador Consulting, Inc., which he joined in March 2002.

Martin Scott has been our Chief Financial Officer since November 2011. Since 2002, Mr. Scott has owned a consulting practice that specializes in assisting small public companies in preparing financial reports. Since 2008, he has served as Chief Financial Officer of NanoBlox, Inc., a privately held company involved in the development of nano technologies. Mr. Scott received a B.S. in accounting and finance from the Florida State University. He is a member of the American Institute for Certified Public Accounts.

There are no family relationships between any of the executive officers and directors.

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our board of directors based upon the amount of time expended by each of the directors on our behalf. Neither Mr. John nor Mr. Miller will receive any compensation specifically for their services as a director.

Director Qualifications, Board Leadership Structure and Risk Management

Prior to the closing of the Merger we were a “shell company” as that term is defined in the Securities Act. Following that transaction, our business and operations are now those of SimplePons. Messrs. John and Miller, the members of our board of directors, were appointed to our Board in November 2011 following the Merger. SimplePons is a small, development stage company that until November 2011 was a privately held company. Given their respective roles in the founding and operations to date of SimplePons, we believe they each remain a good fit for our current needs. Mr. John has significant experience in the coupon industry and brings both a practical understanding of the industry and as well as hands-on experience in our business sector to our Board. Mr. Miller’s enhanced understanding of our operations provides an additional dimension to his role as a director.

Mr. John serves as both our Chief Executive Officer and as one of the two members of our board of directors. We do not have any independent directors. The business and operations of our company are managed by our Board as a whole, including oversight of various risks, such as operational and liquidity risks that our company faces. As our company grows, we expect to expand our board of directors to include independent directors.

Committees of the Board of Directors

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any other committee performing a similar function. The functions of those committees are being undertaken by board of directors as a whole. Because we do not have any independent directors, we believe that the establishment of these committees at this time would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our status as development stage company, we do not anticipate that any of our stockholders will make such a recommendation until at such time as we have exited development stage. Even then, we do not know if any of our stockholders will make a recommendation for any candidate to serve on our Board given the relatively small size of our company and current lack of directors and officers’ insurance coverage. As set forth above, in the future we expect to expand our Board to include independent directors. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

Neither of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or board of directors who:

●	understands generally accepted accounting principles and financial statements,
●	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

●	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity of our financial statements,
●	understands internal controls over financial reporting, and
●	understands audit committee functions.

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our board of directors.

Code of Business Conduct and Ethics

Our Board had previously adopted a written code of ethics that applied to our principal executive officer and all of our financial officers, including our chief financial officer and our controller. This code is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws, as well as other matters. However, as a result of our exit from shell status, in November 2011 following the Merger, our Board adopted a new Code of Business Conduct and Ethics. This expanded Code of Business Conduct and Ethics, which applies to our board of directors, our executive officers and our employees, outlines the broad principles of ethical business conduct we adopted, covering subject areas such as:

●	compliance with applicable laws and regulations,
●	handling of books and records,
●	public disclosure reporting,
●	insider trading,
●	discrimination and harassment,
●	health and safety,
●	conflicts of interest,
●	competition and fair dealing, and
●	protection of company assets.

Our board of directors believed it was necessary to adopt the expanded code to more appropriately address the needs of an operating company. The Code of Business Conduct and Ethics is filed as Exhibit 14.1 to this Current Report. A copy of our Code of Business Conduct and Ethics is available without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to us at our principal offices at 1500 Gateway Boulevard, Suite 220, Boynton Beach, Florida 33426.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2010 for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2010. As SimplePons was formed in February 2011, Messrs. John, Miller and Scott are excluded from the table below.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen-sation ($) (g)	Non-qualified Deferred Compen-sation Earnings ($) (h)	All Other Compen-sation ($) (i)	Total ($) (j)
Leo Smith, Chief Executive Officer and Chief Financial Officer	2010	0	0	0	0	0	0	0	0

We were not a party to an employment agreement with Mr. Smith. Mr. Smith resigned his positions with our company in November 2011.

SimplePons’ Employment Agreements

Effective February 14, 2011, SimplePons entered into employment agreements with each of its executive officers, Messrs. Brian S. John and Richard A. Miller. The employment agreements each provided for a term of five years. Pursuant to the terms of the employment agreements, each of Messrs. John and Miller will receive an annual salary during the first and second years of the term of the employment agreement of $50,000, which is increased to $75,000 per year in the third year of the term, to $100,000 per year in the fourth year of the term and to $150,000 per year in the final year of the term of the agreement. The agreement will terminate upon the death or disability of the employee. In addition, the agreement may be terminated by either party without cause or by our company for cause. Upon the termination of the agreement, the employee is not entitled to any severance payments and we are only obligated to compensate the employee through the date of termination. If SimplePons should terminate the agreement without cause, the non-compete provisions of the agreement terminate. The agreement contains customary confidentially and non-compete provisions, together with an invention assignment clause.

These employment agreements, which are filed as Exhibits 10.4 and 10.5 to this Current Report, remain in effect. We expect that these employment agreements will be terminated and new employment agreements will be entered into between Messrs. John and Miller and our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY
TRANSACTIONS, DIRECTOR INDEPENDENCE

From time to time during 2011 we borrowed funds from an affiliate of our former sole officer and director to provide working capital. At September 30, 2011 we owed this affiliated entity $70,000. The loans were unsecured, non-interest bearing and payable upon demand. This amount was satisfied in full in November 2011 by IMS using a portion of the proceeds it received from the sale of shares of our common stock to SimplePons as described earlier in this section.

Prior to joining our company as Chief Financial Officer in November 2011, Mr. Scott provided accounting consulting services to us beginning with our formation. As compensation for these services, in February 2011 we issued him 500,000 shares of our common stock valued at $50,000.

Director Independence

None of our directors are considered “independent” within the meaning of meaning of Rule 5605 of the NASDAQ Marketplace Rules.

LEGAL PROCEEDINGS

We are not a party to, and none of our property is the subject of, any pending legal proceedings. To our knowledge, no governmental authority is contemplating any such proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted in the OTC Bulletin Board under the symbol IFLI. The reported high and low last sale prices for the common stock are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low

2009
First quarter ended March 31, 2009	$4.00	$4.00
Second quarter ended June 30, 2009	$4.00	$4.00
Third quarter ended September 30, 2009	$4.00	$4.00
Fourth quarter ended December 31, 2009	$4.00	$4.00

2010
First quarter ended March 31, 2010	$4.80	$1.00
Second quarter ended June 30, 2010	$2.25	$0.75
Third quarter ended September 30, 2010	$1.70	$0.20
Fourth quarter ended December 31, 2010	$4.00	$0.20

2011
First quarter ended March 31, 2011	$2.40	$2.00
Second quarter ended June 30, 2011	$0.55	$0.55
Third quarter ended September 30, 2011	$0.55	$0.55

The last sale price of our common stock as reported on the OTC Bulletin Board on November 1, 2011 was $0.55 per share. As of November 1, 2011, there were approximately 125 record owners of our common stock.

Dividend Policy

We have never paid cash dividends on our common stock. Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits and dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - Unregistered Sales of Equity Securities of this Current Report.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

We are authorized to issue 75,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. At November 2, 2011 we had 38,470,435 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

We are authorized to issue 5,000,000 shares of $0.01 par value preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Our certificate of incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - Financial Statements and Exhibits of this Current Report.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 5.01	Changes in Control of Registrant.

Please see Item 2.01- Completion of Acquisition or Disposition of Assets and Item 3.02 - Unregistered Sales of Equity Securities of this Current Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Please see Item 2.01 - Completion of Acquisition or Disposition of Assets of this Current Report.

Item 5.03	Amendments to Articles of Incorporating or Bylaws; Change in Fiscal Year.

On November 1, 2011 we filed a Certificate of Merger with the Secretary of State of the State of Delaware which merged SimplePons with and into Acquisition Sub. The form of Certificate of Merger is filed as Exhibit 3.8 to this Current Report.

On November 1, 2011 our board of directors adopted an amendment to our Amended and Restated Bylaws to reduce the quorum requirements for any meeting of our stockholders from a majority to 33⅓% of the shares entitled to notice of and to vote at a meeting. A copy of the Amendment to our Amended and Restated Bylaws is filed as Exhibit 3.9 to this Current Report.

Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Please see Item 2.01 - Completion of Acquisition or Disposition of Assets of this Current Report.

Item 5.06	Change in Shell Company Status.

As a result of the consummation of the transactions described in Item 2.01 of this Current Report, we are no longer a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On November 1, 2011, our board of directors authorized our 2011 Equity Compensation Plan (the “2011 Plan”) covering 5,000,000 shares of common stock. The 2011 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2011 Plan will automatically increase on the first trading day of January each calendar year during the term of the 2011 Plan, beginning with calendar year 2012, by an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to a maximum annual increase of 250,000 shares of common stock. The purpose of the 2011 Plan is to enable us to offer to our employees, officers, directors and consultants, whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company. The 2011 Plan is administered by our board of directors. Plan options may either be:

●	incentive stock options (ISOs),
●	non-qualified options (NSOs),
●	awards of our common stock, or
●	rights to make direct purchases of our common stock which may be subject to certain restrictions.

Any option granted under the 2011 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plan further provides that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. In the event of any stock split of our outstanding common stock, the board of directors in its discretion may elect to maintain the stated amount of shares reserved under the plan without giving effect to such stock split. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

Following the adoption of the 2011 Plan, we granted options to purchase an aggregate of 2,050,000 shares of our common stock with an exercise price of $0.55 per share to our executive officers and employees. The 2011 Plan is filed as Exhibit 10.7 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited financial statements of SimplePons at September 30, 2011 and for the period of February 7, 2011 (inception) through September 30, 2011 are filed as Exhibit 99.2 to this report.

(c)	Shell company transactions.

Included in this report are the audited financial statements of SimplePons at September 30, 2011 and for the period of February 7, 2011 (inception) through September 30, 2011.

(d)	Exhibits

2.1	Agreement and Plan of Merger by and among Paligent Inc., IFL Corp., and International Fight League, Inc., dated as of August 25, 2006 (1)
2.2	Agreement and Plan of Reorganization dated October 20, 2011 by and between IFLI Acquisition Corp., IFLI Acquisition Subsidiary Corp. and SimplePons, Inc. (16)
3.1	Amended and Restated Certificate of Incorporation of Paligent Inc. (f/k/a HeavenlyDoor.com, Inc.), filed with the Secretary of State of Delaware on June 26, 2000 (2)
3.2	Certificate of Ownership and Merger of Paligent Inc. into HeavenlyDoor.com, Inc., filed with the Secretary of State of Delaware on December 28, 2000, to be effective as of December 31, 2000. (3)
3.3
Certificate of Amendment to Certificate of Incorporation of Paligent Inc. filed with the Secretary of State of the State of Delaware on November 28, 2006, to be effective as of November 29, 2006 to give effect to the reverse stock split (4)

3.4
Certificate of Amendment to Certificate of Incorporation of Paligent Inc. filed with the Secretary of State of the State of Delaware on November 28, 2006, to be effective as of November 29, 2006 to change the Registrant’s name to International Fight League, Inc. (5)

3.5	Certificate of Amendment to the registrant’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on June 28, 2007 (6)
3.6	Amended and Restated By-laws of registrant (7)
3.7	Certificate of Amendment to the registrant’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware and effective on July 8, 2010 (8)
3.8	Certificate of Merger *
3.9	Amendment No. 1 dated November 1, 2011 to the Amended and Restated Bylaws*
4.1	Form of Warrant dated August 6, 2007 (9)
4.2	Warrant dated March 1, 2007 issued to placement agent (10)
4.3	Warrant dated August 6, 2007 issued to placement agent (11)
4.4	Warrant dated June 1, 2007 issued to consultant (12)
4.5	Form of Coach’s Warrant (13)
4.6	Form of Exchange Warrant *
10.1	Asset Purchase Agreement, dated September 19, 2008, between IFL Corp. and HD Net LLC (14)
10.2	Registration Rights Agreement, dated December 22, 2006 between International Fight League, Inc. and the stockholders party thereto (15)
10.3	Stock Repurchase Agreement dated November 1, 2011 by and between IFLI Acquisition Corp., Insurance Marketing Solutions, LLC and SimplePons, Inc.*
10.4	Employment Agreement dated February 15, 2011 by and among SimplePons, Inc. and Brian S. John *
10.5	Employment Agreement dated February 15, 2011 by and among SimplePons, Inc. and Richard A. Miller *
10.6	[INTENTIONALLY OMITTED]
10.7	2011 Equity Compensation Plan *
14.1	Code Business Conduct and Ethics adopted November 1, 2011 *
99.1	Audited financial statements of SimplePons at September 30, 2011 and for the period of February 7, 2011 (inception) through September 30, 2011 *

*	filed herewith

(1)	Incorporated by reference to Annex A to the registrant’s amended Schedule 14A filed on October 31, 2006.
(2)	Incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-8 (Commission File No. 333-45168) filed on September 5, 2000.
(3)	Incorporated by reference to Exhibit 3.2 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001.
(4)	Incorporated by reference to Exhibit 3.3 to the registrant’s Current Report on Form 8-K filed on December 5, 2006.
(5)	Incorporated by reference to Exhibit 3.4 to the registrant’s Current Report on Form 8-K filed on December 5, 2006.
(6)	Incorporated by reference to Exhibit 3.1(i) to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed on August 14, 2007.
(7)	Incorporated by reference to Exhibit 3(ii) to the registrant’s Current Report on Form 8-K filed on May 22, 2007.
(8)
Incorporated by reference to: Exhibit A to the registrant’s definitive Schedule 14C Information Statement filed and mailed to the stockholders on June 14, 2010; and by reference to Exhibit 3(i).1 to the registrant’s Current Report on Form 8-K filed July 12, 2010.

(9)	Incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on August 9, 2007.
(10)	Incorporated by reference to Exhibit 4.1 to registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 15, 2007.
(11)	Incorporated by reference to Exhibit 4.3 of registrant’s registration statement on Form S-1 (Commission File No. 333-146629) filed October 11, 2007.
(12)	Incorporated by reference to Exhibit 4.1 to registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 14, 2007.
(13)	Incorporated by reference to Exhibit 4.2 to registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 14, 2007.
(14)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant on September 24, 2008.
(15)	Incorporated by reference to Exhibit 10.9 to the registrant’s registration statement on Form S-1 (Commission File No. 333-140636) filed on February 12, 2007.
(16)	Incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed by the registrant on October 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFLI ACQUISITION CORP.

Date: November 7, 2011	By:	/s/ Brian S. John
Brian S. John, Chief Executive Officer and President